UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2022

CNB FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	001-39472	25-1450605
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 South Second Street

PO Box 42

Clearfield, Pennsylvania 16830

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (814) 765-9621

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	CCNE	The NASDAQ Stock Market LLC
Depositary Shares (each representing a 1/40th interest in a share of 7.125% Series A Non-Cumulative, Perpetual Preferred Stock)	CCNEP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 19, 2022, CNB Financial Corporation (the “Corporation”) held its 2022 Annual Meeting of Shareholders (the “Annual Meeting”) at which the Corporation’s shareholders considered the following proposals: (i) to elect four Class 2 directors and one Class 3 director; (ii) to vote on a non-binding advisory resolution on the compensation program for the Corporation’s named executive officers; and (iii) to ratify the appointment of BKD, LLP as the Corporation’s independent registered public accounting firm for the year ending December 31, 2022. The proposals are described in detail in the Corporation’s Definitive Proxy Statement for the Annual Meeting, which was filed with the SEC on March 11, 2022. The final results for the votes regarding each proposal are set forth below.

Election of Class 2 Directors

At the Annual Meeting, the following persons were duly elected as Class 2 directors, to serve until the Corporation’s 2025 Annual Meeting of Shareholders :

	Richard L. Greslick, Jr.	Deborah Dick Pontzer	Nicholas N. Scott	Julie M. Young
For	9,502,864	9,429,833	9,607,356	9,451,630
Against	265,920	357,117	146,732	336,891
Abstentions	44,381	26,215	59,076	24,645
Broker Non-Votes	2,204,645	2,204,645	2,204,646	2,204,644

Election of Class 3 Director

At the Annual Meeting, the following person was duly elected as a Class 3 director, to serve until the Corporation’s 2024 Annual Meeting of Shareholders:

Michael Obi
For	9,620,918
Against	145,728
Abstentions	46,518
Broker Non-Votes	2,204,646

Advisory Vote to Approve Named Executive Officer Compensation

At the Annual Meeting, the Corporation’s shareholders approved, by non-binding advisory vote, the compensation paid to the Corporation’s named executive offices. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,187,235	543,669	82,259	2,204,647

Ratification of BKD, LLP as the Corporation’s Independent Registered Public Accounting Firm

At the Annual Meeting, the Corporation’s shareholders ratified the appointment of BKD, LLP as the Corporation’s independent registered public accounting firm for the year ending December 31, 2022. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,909,154	41,076	67,580	—

The results reported above are final voting results.

Item 8.01.	Other Events.

On April 19, 2022, the Board of Directors of the Corporation (the “Board”) appointed Michael Peduzzi as a Vice President of the Corporation. Mr. Peduzzi, who currently serves as President and Chief Operating Officer of CNB Bank (the “Bank”), previously was appointed to succeed Joseph B. Bower, Jr. as Chief Executive Officer of the Bank on July 1, 2022 and President and Chief Executive Officer of the Corporation on January 1, 2023. Mr. Peduzzi is party to that certain executive employment agreement, dated October 21, 2021 (the “Employment Agreement”), among Mr. Peduzzi, the Corporation and the Bank.

The term of the Employment Agreement commenced on August 31, 2021 and continues until December 31, 2024. Thereafter, the Employment Agreement automatically renews for successive twelve-month periods unless and until terminated in accordance with the terms of the Employment Agreement.

Pursuant to the Employment Agreement, Mr. Peduzzi is entitled to a base salary of at least $475,000 and may receive such annual increases, stock, stock rights and bonuses as may from time to time be awarded by the Board. Mr. Peduzzi is eligible to participate in the CNB Financial Corporation 2019 Omnibus Incentive Plan and participates in the Corporation’s Supplemental Executive Retirement Plan and is entitled to certain benefits, including insurances, paid time off, retirement plans and similar benefits, made available to other similarly situated executive-level employees of the Corporation and/or the Bank. Mr. Peduzzi is also entitled to receive a relocation allowance of up to $20,000. Mr. Peduzzi received a one-time sign-on grant of restricted stock (“Stock Award”) on November 1, 2021 having a grant date fair market value of approximately $75,000, based on the closing price of the Corporation’s common stock on the grant date. The Stock Award will vest at a rate of 20% on each of the first, second, third, fourth and fifth anniversaries of the grant date, subject to the terms and conditions of the CNB Financial Corporation 2019 Omnibus Incentive Plan and the underlying award agreement.

The Employment Agreement includes (i) a covenant not to compete against the Corporation, the Bank or any related entities during Mr. Peduzzi’s employment and thereafter for twenty-four months after his employment ends for any reason and (ii) a covenant to protect the Corporation’s and the Bank’s confidential information.

In the event he is terminated without cause, or he voluntarily terminates employment for good reason as specified in the Employment Agreement or under certain specific circumstances following a change of control, Mr. Peduzzi is entitled to receive a lump sum cash payment equal to 2.5 times his base salary for the year in which his employment ends plus 2.5 times the average incentive bonus paid over the preceding three-year period.

Cash and benefits payable to Mr. Peduzzi pursuant to the Employment Agreement following a change of control, together with payments under other benefit plans, could constitute “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended, resulting in the imposition of a 20% excise tax on the recipient and the denial of the deduction for such excess amounts to the Corporation or the Bank. If amounts payable to Mr. Peduzzi would be excess parachute payments, then his severance benefits will be reduced to that amount that would result in no portion being an excess parachute payment unless payment of the full severance amount would result in Mr. Peduzzi receiving an amount greater than the reduced amount on an after-tax basis. The Employment Agreement does not provide for tax indemnity for any such potential excise taxes that may be due by Mr. Peduzzi.

The Employment Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The description of the Employment Agreement herein is a summary of the material terms, does not purport to be complete and is qualified in its entirety by reference to Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Number	Description

99.1	Executive Employment Agreement, dated October 21, 2021, by and between CNB Financial Corporation, CNB Bank and Michael Peduzzi

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNB FINANCIAL CORPORATION

Date: April 25, 2022	By:	/s/ Tito L. Lima
Tito L. Lima
Treasurer